☐	Interim Financial Statements	☐	Annual Report	+

Rather than receiving financial statements by mail, you may choose to access them at www.iamgold.com. Under securities regulations, holders may elect annually to receive financial statements by mail by completing and returning this card, or by registering online at www.computershare.com/ca/mailinglist. Computershare will use the information collected solely for the mailing of such financial statements. You may view our Privacy Code online or by requesting that we mail you a copy.

Please place my name on your financial statements mailing list.

Name

Apt.	Street Number	Street Name

City			Prov. / State	Postal Code / Zip Code

H T D Q	6 E T N	+

[CANADA POST POSTAGE PAID
RETURN MAIL STAMP
GRAPHIC OMITTED]
1985000    01

[BAR CODE GRAPHIC OMITTED] 1000013471-M5J2Y1-BR01
COMPUTERSHARE TRUST COMPANY OF CANADA PO BOX 19004 STN BRM B TORONTO ON MY7 3M4

☐	Interim Financial Statements	+

Rather than receiving financial statements by mail, you may choose to access them at www.iamgold.com. Under securities regulations, holders may elect annually to receive financial statements by mail by completing and returning this card, or by registering online at www.computershare.com/ca/mailinglist. Computershare will use the information collected solely for the mailing of such financial statements. You may view our Privacy Code online or by requesting that we mail you a copy.

Please place my name on your financial statements mailing list.

Name

Apt.	Street Number	Street Name

City			Prov. / State	Postal Code / Zip Code

H T D Q	3 Q E N	+

Place Stamp Here

                Computershare Trust Company of Canada
                100 University Ave. 9th Floor
                Toronto ON    M5J 2Y1